                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


b2bstores.com, Inc.
Long Beach, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 7, 2000 except for Notes 3 and 5 which are as of February 14, 2000, relating to the financial statements of b2bstores.com Inc., appearing in the Registration Statement (no. 333-88511).

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP

New York, New York


October 6, 2000